EXHIBIT 10.48
                           THIRD AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

       THIS THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "Third Amendment") dated as of May 1, 2002, is made and entered into by and between DIODES INCORPORATED, a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                    RECITALS:

       A. Borrower and Bank are parties to that certain Credit Agreement dated as of December 1, 2000, as amended by that certain First Amendment and Waiver dated as of August 10, 2001 and that certain Second Amendment and Waiver dated as of November 14, 2001 (as so amended, the "Agreement"), pursuant to which Bank agreed to extend certain credit facilities to Borrower in the amounts provided for therein.

       B. Pursuant to Section 6.5 of the Agreement, Borrower agreed, among other things, to cause Borrower and its Subsidiaries to maintain a Leverage Ratio of not greater than 1.75 to 1.0 as of the last day of each fiscal quarter ending after December 31, 2000. Borrower failed to cause Borrower and its Subsidiaries to maintain a Leverage Ratio of not greater than 1.75 to 1.0 as of the last day of the fiscal quarter ended December 31, 2001, which failure constitutes an Event of Default under Section 8.1(c) of the Agreement.

       C. Pursuant to Section 6.6 of the Agreement, Borrower agreed, among other things, to cause Borrower and its Subsidiaries to maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.0 as of the last day of each fiscal quarter ending after December 31, 2000. Borrower failed to cause Borrower and its Subsidiaries to maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.0 as of the last day of the fiscal quarter ended December 31, 2001, which failure constitutes an Event of Default under Section 8.1(c) of the Agreement.

       D. Pursuant to Section 6.7 of the Agreement, Borrower agreed, among other things, to cause Borrower and its Subsidiaries (excluding SKE) to maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 as of the last day of each fiscal quarter. Borrower failed to cause Borrower and its Subsidiaries (excluding SKE) to maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 as of the last day of the fiscal quarter ended December 31, 2001, which failure constitutes an Event of Default under Section 8.1(c) of the Agreement.

       E. Pursuant to Section 6.8 of the Agreement, Borrower agreed, among other things, to cause Borrower and its Subsidiaries to achieve Net Profit After Taxes of not less than Five Hundred Thousand Dollars ($500,000) for each fiscal quarter. Borrower failed to cause Borrower and its Subsidiaries to achieve Net Profit After Taxes of not less than Five Hundred Thousand Dollars ($500,000) for the fiscal quarter ended December 31, 2001, which failure constitutes an Event of Default under Section 8.1(c) of the Agreement.

       F. Borrower has requested that Bank agree to waive the Events of Default described in Recitals B, C, D and E hereinabove. Bank is willing to so waive such Events of Default, subject, however, to the terms and conditions of this Third Amendment.

       G. Immediately prior to giving effect to this Third Amendment, the aggregate outstanding principal amount of the Term Loans made by Bank to Borrower pursuant to the Prior Agreement was Three Hundred Forty-Eight Thousand Three Hundred Thirty-Three and 38/100 Dollars ($348,333.38). Bank's willingness to enter into this Third Amendment is expressly subject to the condition that Borrower repay in full the aggregate outstanding principal amount of the Term Loans, including any accrued but unpaid interest thereon.

     H. Borrower has further requested that Bank agree to amend the Agreement in certain respects. Bank is willing to agree to so amend the Agreement, subject, however, to the terms and conditions of this Third Amendment

                                   AGREEMENT:

       In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

     1. RECITALS  INCORPORATED  AND DEFINED TERMS.  The recitals set forth above
are        incorporated       by       reference        herein.        Initially
capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.     AMENDMENTS TO THE AGREEMENT.
       ---------------------------

       (a) Section 1 of the  Agreement is hereby  amended by adding a definition
of  "CAPITAL  EXPENDITURES   MAINTENANCE  AMOUNT"  thereto  in  the  appropriate
alphabetical order, which shall read in full as follows:

              "'CAPITAL EXPENDITURES MAINTENANCE AMOUNT' shall mean, for each fiscal year, an amount equal to Three Million Dollars ($3,000,000)."

       (b) Section 1 of the Agreement is hereby further amended by adding a definition of "CURRENT RATIO" thereto in the appropriate alphabetical order, which shall read in full as follows:

              "'CURRENT RATIO' shall mean, as of the last day of any fiscal quarter, calculated for Borrower and its Subsidiaries (other than any Foreign Subsidiaries) on a consolidated basis, the ratio of (a) current assets as of such date, less intercompany Indebtedness, to (b) current liabilities as of such date, less intercompany Indebtedness, in each case as determined in accordance with GAAP."

       (c) The definition of "DEBT SERVICE" appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
                                 ------------

              "'DEBT SERVICE' shall mean:

                    "(a) as of March 31, 2002, June 30, 2002 and September 30, 2002 only, the sum, without duplication, of (i) the amount of all scheduled principal payments in respect of Indebtedness of Borrower and its Subsidiaries during the four (4) consecutive fiscal quarters ended on that date, plus (ii) interest expense of Borrower and its Subsidiaries paid or payable during such fiscal quarter multiplied by four (4) plus (iii) the aggregate amount of dividends declared or paid by Borrower and its Subsidiaries during such fiscal quarter multiplied by four (4) plus (iv) the aggregate amount paid by Borrower and its Subsidiaries to their shareholders in respect of treasury stock during such fiscal quarter multiplied by four (4); and

                    "(b) as of December 31, 2002 and as of the last day of each fiscal quarter thereafter, the sum, without duplication, of (i) the amount of all scheduled principal payments in respect of Indebtedness of Borrower and its Subsidiaries during the four (4) consecutive fiscal quarters ended on that date, plus (ii) interest expense of Borrower and its Subsidiaries paid or payable during such fiscal period plus (iii) the aggregate amount of dividends declared or paid by Borrower and its Subsidiaries during such fiscal period plus (iv) the aggregate amount paid by Borrower and its Subsidiaries to their shareholders in respect of treasury stock during such fiscal period."

       (d) The definition of "EBITDA" appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
                                 ------

              "'EBITDA' shall mean:
                ------

                    "(a) for each of the fiscal quarters ended or ending March 31, 2002, June 30, 2002 and September 30, 2002 only, the sum of (i) the net income of Borrower and its Subsidiaries for such fiscal quarter multiplied by four (4), plus (ii) any non-operating non-recurring loss reflected in such net income multiplied by four (4), minus (iii) any non-operating non-recurring gain reflected in such net income multiplied by four (4), plus (iv) interest expense of Borrower and its Subsidiaries for such fiscal quarter multiplied by four (4), plus (v) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that fiscal quarter multiplied by four (4) (whether or not payable during such fiscal quarter), minus (vi) the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that fiscal quarter multiplied by four (4) (whether or not usable during that fiscal quarter), plus (vii) depreciation, amortization and all other non-cash expenses of Borrower and its Subsidiaries for that fiscal quarter multiplied by four (4), in each case as determined in accordance with GAAP; and

                    "(b) for the fiscal year ending December 31, 2002 and for each fiscal quarter thereafter, the sum of (i) the net income of Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters ending on such date, plus (ii) any non-operating non-recurring loss reflected in such net income for the four (4) consecutive fiscal quarters ending on such date, minus
(iii) any non-operating non-recurring gain reflected in such net income for the four (4) consecutive fiscal quarters ending on such date, plus (iv) interest expense of Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters ending on such date, plus (v) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters ending on that date (whether or not payable during such fiscal period), minus (vi) the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters ending on such date (whether or not usable during that fiscal period), plus (vii) depreciation, amortization and all other non-cash expenses of Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters ending on such date, in each case as determined in accordance with GAAP."

       (e) The definition of "FIXED CHARGE COVERAGE RATIO" appearing in Section 1 of the Agreement is hereby amended to read in full as follows:

              "'FIXED CHARGE COVERAGE RATIO' shall mean, as of the date of calculation, calculated for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for the applicable fiscal period minus (ii) the Capital Expenditures Maintenance Amount and minus (iii) federal and state income tax expense during such applicable fiscal period to (b) Debt Service for such applicable fiscal period."

       (f) Section 1 of the Agreement is hereby further amended by adding the definitions of "FOREIGN SUBSIDIARIES" and "FOREIGN SUBSIDIARY" thereto in the appropriate alphabetical order, which shall read in full as follows:

              "'FOREIGN SUBSIDIARIES' and 'FOREIGN SUBSIDIARY' shall mean, respectively, (a) Subsidiaries of a Person organized and existing under the laws of a country or jurisdiction other than the United States of America or any state thereof, and (b) any one of such Subsidiaries."

       (g) Section 1 of the Agreement is hereby further amended by adding a definition of "FOREIGN SUBSIDIARY INDEBTEDNESS" thereto in the appropriate alphabetical order, which shall read in full as follows:

              "'FOREIGN SUBSIDIARY INDEBTEDNESS' shall mean Indebtedness of the Foreign Subsidiaries of Borrower incurred after December 31, 2001."

       (h) The definition of "LEVERAGE RATIO" appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
                                 --------------

              "'LEVERAGE RATIO' shall mean, as of the last day of any fiscal quarter, determined for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) all Indebtedness of Borrower and its Subsidiaries on that date to (b) EBITDA for such fiscal quarter multiplied by four (4) or EBITDA for the four (4) consecutive fiscal quarters ended on such date, as required by the definition of EBITDA."

       (i)    The  definition of "NET PROFIT AFTER TAXES"  appearing in
Section 1 of the Agreement is hereby amended to read in full as follows:

              "'NET PROFIT AFTER TAXES' shall mean, for any fiscal period, the after-tax income of Borrower and its Subsidiaries for such fiscal period, as determined in accordance with GAAP. For the purposes of determining Borrower's compliance with Section 6.8 hereof, 'Net Profit After Taxes' shall not include any income adjustments required as a result of the recent GAAP pronouncement on goodwill."

       (j) The definition of "PERMITTED INDEBTEDNESS" appearing in Section 1 of the Agreement is hereby amended by deleting the word "and" appearing at the end of subsection (i) thereof, substituting "; and" for the period appearing at the end of subsection (j) thereof, and adding a new subsection (k) thereto, which shall read in full as follows:

              "(k) Foreign Subsidiary Indebtedness; provided, however, that (i) the aggregate outstanding principal amount of such Foreign Subsidiary Indebtedness shall not exceed Thirty-One Million Dollars ($31,000,000) at any time and (ii) within fifteen (15) days following the incurrence of any Foreign Subsidiary Indebtedness, Borrower shall prepay the principal Indebtedness evidenced by the Acquisition Note as required under Section 2.7(d) hereof."

       (k) Section 2.4(a) of the Agreement is hereby amended to read in full as follows:

              "(a) No more than Four Million Dollars ($4,000,000) of the proceeds of the Revolving Loans were used by Borrower to consummate the Stock Purchase. The remaining proceeds of the Revolving Loans shall be used for Borrower's domestic working capital purposes only. Without limiting the generality of the foregoing sentence, Borrower shall not use the proceeds of any Revolving Loan directly or indirectly to finance the overseas operations or Capital Expenditures of Borrower or any of its Subsidiaries or to repay or prepay any Subordinated Indebtedness."

       (l) Section 2.7 of the Agreement is hereby amended by adding a new subsection (d) thereto, which shall read in full as follows:

              "(d) Within fifteen (15) days after the date on which any Foreign Subsidiary incurs any Foreign Subsidiary Indebtedness (other than Foreign Subsidiary Indebtedness incurred by Diodes Taiwan Co. Ltd., the proceeds of which are paid, directly or indirectly, to Guarantor for the purpose of making regularly scheduled principal payments on the Subordinated Indebtedness), Borrower shall prepay the principal Indebtedness evidenced by the Acquisition
Note in an amount not less than fifty percent (50%) of the principal amount of such Foreign Subsidiary Indebtedness; provided that the aggregate amount of all such prepayments of the principal Indebtedness evidenced by the Acquisition Note during the term of this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Each such mandatory prepayment of principal shall be in addition to any contractually scheduled principal payments due under the Acquisition Loan."

       (m) Section 2 of the Agreement is hereby further amended by adding a new Section 2.11 thereto, which shall read in full as follows:
              "2.11 REVOLVING CREDIT COMMITMENT UNUSED FEE. On the last Business Day of each fiscal quarter of each fiscal year, commencing June 30, 2002, and on the Revolving Credit Commitment Termination Date, Borrower shall pay to Bank a fee in respect of the Revolving Credit Commitment equal to the Applicable Percentage of the average daily unutilized amount of the Revolving Credit Commitment during such fiscal quarter or portion thereof. As used herein, the term "Applicable Percentage" shall mean (a) three-eighths of one percent (3/8 of 1%) per annum, if the Leverage Ratio as of the last day of such fiscal quarter was greater than 2.0 to 1.0, (b) three-tenths of one percent (3/10 of 1%) per annum, if the Leverage Ratio as of the last day of such fiscal quarter was less than or equal to 2.0 to 1.0 but greater than 1.5 to 1.0, (c) one-quarter of one percent (1/4 of 1%) per annum, if the Leverage Ratio as of the last day of such fiscal quarter was less than or equal to 1.5 to 1.0 but greater than 1.0 to 1.0, and (d) one-fifth of one percent (1/5 of 1%) per annum, if the Leverage Ratio as of the last day of such fiscal quarter was less than or equal to 1.0 to 1.0."

       (n) Section 6.5 of the Agreement is hereby amended to read in full as follows:

              "6.5 LEVERAGE RATIO. Borrower and its Subsidiaries shall maintain a Leverage Ratio of not greater than (a) 2.5 to 1.0 as of the last day of the fiscal quarter ending March 31, 2002 and (b) 2.0 to 1.0 as of the last day of each fiscal quarter ending thereafter."

       (o) Section 6.6 of the Agreement is hereby amended to read in full as follows:

              "6.6 FIXED CHARGE COVERAGE RATIO. Borrower and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than (a) 1.25 to 1.0 as of the last day of the fiscal quarter ended March 31, 2002, (b) 1.50 to 1.0 as of the last day of the fiscal quarters ending June 30, 2002 and September 30, 2002, respectively, and (c) 1.35 to 1.0 as of the last day of the fiscal quarter ending December 31, 2002 and as of the last day of each fiscal quarter ending thereafter."

       (p) Section 6.7 of the Agreement is hereby amended to read in full as follows:

              "6.7 CURRENT RATIO. Borrower and its Subsidiaries (other than any Foreign Subsidiaries) shall maintain a Current Ratio of not less than 1.15 to
1.0 as of the last day of each fiscal quarter."

       (q) Section 6.8 of the Agreement is hereby amended to read in full as follows:

              "6.8 NET PROFIT AFTER TAXES. Borrower and its Subsidiaries shall achieve Net Profit After Taxes of not less than (a) One Dollar ($1) for the fiscal quarter ended March 31, 2002 and (b) Five Hundred Thousand Dollars ($500,000) for each fiscal quarter ending thereafter."

       (r) Section 7.10 of the Agreement is hereby amended to read in full as follows:

              "7.10 CAPITAL EXPENDITURES. Borrower and its Subsidiaries shall not in any fiscal year make or incur any Capital Expenditure if after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower and its Subsidiaries in such fiscal year would exceed Nine Million Five Hundred Thousand Dollars ($9,500,000)."

3.     WAIVERS.
       -------

       (a) Subject to the terms and conditions set forth in this Third Amendment, Bank hereby waives the Events of Default that occurred under Section 8.1(c) of the Agreement as a result of Borrower's failure to comply with Sections 6.5, 6.6, 6.7 and 6.8 as of the last day of the fiscal quarter ended December 31, 2001.

       (b) The waivers provided for in this Section 3 are limited precisely as written and shall not be deemed to excuse Borrower's further performance of
Section 6.5, 6.6, 6.7 or 6.8 of the Agreement, or of any other condition, covenant or term contained in the Agreement or any other Loan Document. Any failure or delay on the part of Bank in the exercise of any right, power or privilege under the Agreement or any other Loan Document shall not operate as a waiver thereof.

4. EFFECTIVENESS OF THIS THIRD AMENDMENT. This Third Amendment shall become effective as of the date hereof when, and only when,

Bank shall have received all of the following, in form and substance satisfactory to Bank:

       (a) A counterpart of this Third Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

       (b) A replacement Revolving Note and a replacement Acquisition Note, each duly executed by Borrower;

       (c) An Authorization to Disburse in connection with the replacement Revolving Note and an Authorization to Disburse in connection with the replacement Acquisition Note, each duly executed by Borrower;

       (d) A Second Amendment to Subordination Agreement, duly executed by Subordinating Creditor and acknowledged by Guarantor and Borrower;

       (e) Borrower shall have repaid in full the aggregate outstanding principal amount of the Term Loans, together with any accrued but unpaid interest thereon; and

       (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5. FEE. Borrower hereby acknowledges that an amendment, waiver and legal documentation fee in the sum of Forty-Seven Thousand Five Hundred Fifty Dollars
 ($47,550) shall be charged to Borrower's demand deposit account number 3030152777 on June 14, 2002.



6.     RATIFICATION.
       ------------

       (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

       (b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment, and each reference in the Agreement to the "Notes" shall mean the replacement Revolving Note and the replacement Acquisition Note issued pursuant to this Third Amendment.

7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

       (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

       (b) The execution, delivery and performance of this First Amendment and the execution and delivery of the replacement Revolving Note and the replacement Acquisition Note are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

       (c) This Third Amendment is, and the replacement Revolving Note and the replacement Acquisition Note when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and

       (d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

8. GOVERNING LAW. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes
       --------------
and in accordance with, the laws of the State of California.

9. COUNTERPARTS. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and
       ------------
all of which together shall constitute one and the same instrument.


       WITNESS the due execution hereof as of the date first above written.

"Borrower"

DIODES INCORPORATED

By:  /s/ Carl Wertz
Carl Wertz

Title: CFO



"Bank"

UNION BANK OF CALIFORNIA, N.A.

By: /s/ John Kase
John Kase

Title: VP


                           Acknowledgment of Guarantor

       The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of December 1, 2000 (the "Guaranty"), hereby consents to the foregoing Third Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.


FABTECH, INC.

By: /s/ Walter Buchanan
Walter Buchanan

Title:  President